Exhibit 10.4

Client name: Source of Sound Ltd. private company no. 513736033

Date: July 3, 2017

Address: 19 Yad Haruzim, Netanya

Mailing address: 19 Yad Haruzim, Netanya

Account no.: 107108 Kfar Saba Industrial Zone branch (533) (the “Account”)

To

Mizrahi Tefahot Bank Ltd.

Dear Sir/Madam,

RE: Credit Agreement

We include herein our consents with respect to a loan you will provide the company as prescribed in this agreement. In addition to this agreement, the terms of the loan provided to the company pursuant to the credit agreement will be according and subject to the Account Opening Application and/or Account Modifications and the Account Management Booklet and Credit Booklet for Business Clients with all annexes and amendments thereto, pursuant to which we engaged the bank and subject to any specific credit/loan agreement entered by us with the bank in the past and/or future (the “Credit Documents”), and the entire terms and conditions of the Credit Documents will apply to and be binding with respect to the loan.

1.	Lender - Mizrahi Tefahot Bank Ltd. (the “Bank”)

2.	Borrower - Source of Sound Ltd. (the “Borrower”)

3.	As of July 2, 2017 the debt balance in the Account is as follows:

- Current loan balance no. 514075 dated May 21, 2015 for a sum of US$486,414 (together with accrued interest as of July 2, 2017 only).

- Debit balance for loan arrears above - US$491,801 including interest for July 30, 2017 (but excluding interest of about ILS 870 not yet charged to the Account).

(Hereinafter, jointly, together with interest, fees and charges for them, the “Current Loan”).

Subject to the execution of, and compliance with, this agreement the Bank will set the Current Loan for immediate repayment.

The Current Loan will be repaid with a loan provided by the Bank as specified in Section 4 below.

Any balance of the Current Loan not covered by providing the loan as detailed below will be paid in cash by the Borrower on the execution of this agreement.

4.	The Loan:

4.1.1	Foreign currency loan for a sum that equals the sum of the Current Loan, but no more than US$980K will be provided to the Borrower on the execution of this agreement (the “Loan”), subject to compliance with all condition precedents and rules specified in Section 5 below (the “Conditions Precedent”) and the execution of the required Loan documents.

4.1.2	The annual interest for the Loan - monthly LIBOR + 6.25% as specified in the specific loan agreement, an example thereto is attached as Annex A.

4.1.3	Repayment of the Loan and interest for it:

By the end of 2017 the Borrower will pay the interest of the loan each month.

In the course of 2018 the Borrower will pay, each month, principal payments with the sum of US$25,000 (principal), together with the interest.

The said interest and principal payments will be referred to herein as the “Current Payments to the Bank”).

If the Borrower complies with its undertakings to the Bank and no Breach Event, as defined below, has occurred, the parties will discuss in H2 2018 the manner of Loan balance repayment for December 31, 2018 and to the extent they agree, an additional document will be executed.

It is clarified that if the parties fail to reach consent on the manner of Loan repayment the Loan will be fully, finally and absolutely repaid on December 31, 2018 including principal, interest and other charges.

“Breach Event” - any of the events on which the Bank may set all or some of the credit provided to the Borrower for immediate repayment. For the avoidance of doubt, providing a cure period, if provided with respect to a Breach Event, does not postpone the date or occurrence of the Breach Event, and the Breach Event will be considered as such as of the occurrence of the circumstances formulating it prior to the cure period elapsing and regardless of any other passing of time.”

4.1.4	For providing the Loan, a performance fee with a rate of 25% of the rate in the Bank pricelist will be charged. The fee will be collected and charged in the Account on the Loan provision date.

5.	General and preliminary conditions for providing the Loan under this agreement:

5.1	The Borrower has completed the Account opening procedure (including all documents required for that extent), executed all customary credit documents in the Bank (including those relevant to its activity and the credit sought by it) and provided all minutes and attorney confirmations as customary in the Bank.

5.2	The Borrower has executed the letter of undertaking for owners’ loans subordination, in the form acceptable to the Bank. The provisions of such letter of undertaking will also apply to all those providing loans to the Borrower (except financial institutions) including the Borrower’s shareholders and/or employees and/or employees of the US Parent Company (as defined below) or family members of any of them or anyone on their behalf unless the Borrower received prior written approval from the Bank to repay the loans to any such lenders. The company acknowledges that the loans provided to it by the company employees are indefinite and it is not liable to pay them on a certain date or on the occurrence of certain events. The company also acknowledges that further loans, to the extent provided to it by its employees or US Parent Company employees are subject to their written consent that such loans are subordinate to the Bank debt and their repayment is subject to the Bank’s consent.

5.3	The Borrower has furnished to the bank all following securities to guarantee its entire undertakings:

5.3.1	Senior floating pledge, unlimited in amount, on all property, monies or assets of any kind whatsoever of the Borrower and senior fixed pledge, unlimited in amount, on the Borrower’s share capital that is not yet allotted and/or demanded and/or repaid, on the intellectual assets, reputation, documents, negotiable instruments, rights to receive money from customers and the Borrower Account, all according to the terms and conditions of a bond executed by the Borrower on May 20, 2015 (pledge no. 9 in the Registrar of Companies).

Also, pledge on intellectual property as noted in the U.S. Intellectual Property Unlimited Security Agreement dated May 20, 2015 with the Borrower’s signature.

The Borrower will update the lists of intellectual properties and customers attached to the bond every six months and sign the required documents for updating the pledge.

5.3.2	Senior pledge in favor of the Bank, unlimited in amount, as of May 20, 2015 on the entire assets and property of Silynx Communication Inc. (the “US Parent Company”). The Borrower has furnished to the Bank a legal opinion in the format customary with the Bank, stating that the US Parent Company assets pledge and the guarantee indicated in Section 5.3.3 are valid towards any third party and confirmation of pledge registration in the US. The Borrower and US Parent Company will act to update the registered pledge (to the extent required according to law) so that it remains in effect until final and absolute repayment of the Borrower’s debts and undertakings towards the Bank.

5.3.3	On May 20, 2015 the US Parent Company executed a letter of guarantee, unlimited in amount, to guarantee all the Borrower’s debts and undertakings towards the Bank, in a format customary with the Bank.

The Borrower and US Parent Company have signed and delivered to the Bank every document required to comply with their undertakings herein.

5.4	Messrs. Nir Klein and Ron Klein have opened a joint account in Kfar Saba Industrial Zone branch of the Bank, have deposited in their account ILS 420K and executed a document in the language attached hereto as Annex B - it is agreed that the provisions of this Section will be complied with by no later than July 10, 2017.

5.5	On May 20, 2015 the US Parent Company executed a warrant in favor of the Bank (as amended from time to time). By July 10, 2017 the Borrower will execute an amendment to the warrant in the form agreed by the Bank.

5.6	There will be no legal preclusion to provide the credit and credit extension will not contradict the provisions of the law and/or the Supervisor of Banks instructions (including Good Banking Management Directive no. 311 Minimal Capital Ratio and Directive no. 313 Limitations on Borrower Companies and Borrower Groups and/or any other directive replacing them and/or in their stead), including the fact that it leads to deviation from liability limitations of a borrower and/or borrower group.

6.	The Borrower undertakes not to pay current or future shareholders and/or corporations held by the current or future shareholders of the company and/or any third party in their stead or behalf in any manner and not to directly or indirectly undertake to pay in any manner or form dividends, proceeds, or interest or management fee or compensation or indemnification or consulting fee or sums of money or equal money (“Dividend”). Dividend withdrawal requires the Bank’s prior written approval. Notwithstanding the above, the Borrower may pay salaries to its employees as customary in similar companies and according to the Borrower’s financial status.

7.	The Credit Booklet to Client Section 24 of the General Terms and Conditions for Credit Activity in Israeli and Foreign Currency (the “Credit Booklet”) will be amended as follows:

9.2.	In Section 24.1.9 of the Credit Booklet, the words “in case of any change to the composition of outstanding shares holders in the client capital or any change to rights or the number of shares held by each shareholder in the client capital” will be replaced with: “In case of any change of control in the company. “Control” - as defined in the Securities Law 5728-1968.”

9.3.	Section 24.1.15 of the Credit Booklet will include the words: “Notwithstanding the above, it is agreed that to the extent the representation is immaterial or if the client or guarantor of debts perform actions following which the representation is true and complete within twenty one days from the bank’s inquiry in this matter, the breach would be considered cured.”

The other provisions of the Credit Booklet will remain as is and bind the Borrower.

8.	Breaching any of the undertakings specified herein (including such undertaking as per Sections 5.2 and 5.5) and in documents executed in this regard would be considered cause to set the full, 5.5 Loan for immediate repayment. For the avoidance of doubt, the above is meant to add to the causes for setting the Loan for immediate repayment as specified in the credit documents.

9.	It is clarified that this agreement may not form any undertaking of the Bank towards any third party. The Borrower’s rights herein may not be assigned or transferred in any form.

10.	In any case of contradiction between the provisions of this agreement and those of the credit documents, the provisions of this credit documents will supersede. In any other case, the provisions of this agreement and the credit documents will be considered to supplement each other.

11.	Upon the execution of this agreement we will pay you (by way of charging the Account) a one-time transaction establishment fee of ILS 5,000. Such fee does not replace the customary Bank fees.

Sincerely,

[Signatures + stamp: Source of Sound Ltd. / 19 Yad Haruzim St., Netanya / Tel. 09-8658370]

Source of Sound Ltd.

[Signature + stamp: Silynx Communications Inc.]

Silynx Communication Inc.

We confirm the above

[Signature + stamp: Guy Ofer Hirschler / Corporate Sector Manager] [signature + stamp: Dani Maor]

Mizrahi Tefahot Bank Ltd.

I, the undersigned, Adv. Amit Dat, Adv. license no. 44760, serving as counsel for Source of Sound company no. 513736033 (the “Company”) hereby certify to Mizrahi Tefahot Bank Ltd. (the “Bank”) that the said document, including the document attached as Annex B was executed on the Company’s behalf by Messrs. Nir Klein and Ilan Axelrod, authorized to bind the Company with their signature towards the Bank, this, according to the due resolutions of the competent Company organs and by virtue of the Company documents of incorporation, memorandum and articles of incorporation, and that there is no limitation and/or preclusion under any applicable law and/or agreement for the creation and/or execution and/or delivery of such document and/or performing anything mentioned herein in favor and benefit of the Bank all as specified and detailed in the above document, in such manner that the said document is binding upon the Company, enforceable toward it by the Bank and effective towards the Bank for all intents and purposes.

Date: July 3, 3017	Counsel [signature + stamp: Amir Dat, Adv. / license no. 44760]

I, the undersigned, Adv. Amit Dat, Adv., license no. 44760, serving as counsel for Silynx Communication Inc company no. ____________ (the “Company”) hereby certify to Mizrahi Tefahot Bank Ltd. (the “Bank”) that the above document was executed on the Company’s behalf by Messrs. Nir Klein who is authorized to bind the Company with their signature towards the Bank according to the due resolutions of the Company competent organs and by virtue of the Company documents of incorporation.

Date: July 3, 3017	Counsel [signature + stamp: Amir Dat, Adv. / license no. 44760]

Date: July 3, 2017

To

Mizrahi Tefahot Bank Ltd. (the “Bank”)

Dear Sir/Madam,

WHEREAS	Source of Sound Ltd., private company no. 513736033 (the “Borrower”) has received and/or is about to receive from you credit (as such term is used in a credit agreement and/or general business conditions and/or account opening application and/or request for changes in account and/or general terms and conditions for account management and/or general terms and conditions for credit activity - with all annexes and amendments thereto) and/or various banking service (the “Credit”); AND

WHEREAS	such Credit will be issued by you, among else, based on this undertaking in addition to every other security provided by the Borrower in favor of the Bank with respect to the Credit.

We, the undersigned, Klein Ron ID 022276901 and Klein Nir ID 023097926 hereby represent and warrant towards you:

1.	By July 10, 2017, we will open a joint account on our name in Kfar Saba Industrial Zone branch of the Bank (533) (the “Joint Account”) and deposit in such account by such date a sum of ILS 420K (the “Deposited Amount”).

2.	If the Borrower is unable to repay any of its current liabilities towards employees and/or suppliers (including current payments to the Bank) and/or authorities (the “Current Payments”) we undertake to immediately transfer the Deposited Amount to the Borrower’s account in the Bank (533) so that it serves the company for making Current Payments. It is clarified that the Bank may (but not must) demand that we transfer the Deposited Amount to the Borrower’s account and debit our account for the Deposited Amount in order to execute the Current Payments. We undertake to notify the Bank in writing as soon as the Borrower is unable to repay any of such Current Payments.

3.	It is clarified that to the extent we transfer the Deposited Amount to the Borrow than, subject to compliance with all following cumulative conditions, the Deposited Amount (all or some, according to the Borrower’s capability) is returned to the Joint Account and continues to secure the Current Payments as per Section 2 above -

a.	No Breach Event as defined in the Credit Agreement above has occurred.

b.	The Borrower has paid all Current Payments due by such time (including to the Bank).

c.	Returning the Deposited Amount (or any part thereof) to the Joint Account will not cause breach of the Borrower’s undertakings towards any third parties (including the Bank).

4.	The Bank will have the right to deny withdrawal of the Deposited Amount (except for making the Current Payments as noted above) unless the two following conditions are met:

a.	The Borrower’s credit balance to the Bank has reduced to a sum below US$500K.

b.	The Borrower’s cash balance deposited in its Bank account has been at least $150,000 for a consecutive six-month period.

5.	If for any reason we violate the undertakings in this letter, the Bank may set the Credit for immediate repayment, in addition to any relief or remedy available to the Bank towards the Borrower under any agreement or law.

6.	Our undertakings herein are irrevocable as they were provided to guarantee the rights of the Bank as long as the Credit is not fully repaid.

Sincerely yours,

Ron Klein	Nir Klein

ID 022276901	ID 023097926

Signature: [signature]	Signature: [signature]

To

Mizrahi Tefahot Bank Ltd.

We the undersigned agree to the provisions of the letter of undertaking above. We further certify that we are aware that the rights of Mizrahi Tefahot Bank Ltd. depend on compliance with the undertakings of Messrs. Klein Ron ID 022276901 and Klein Nir ID 023097926 herein and that we obtained credit from the Bank among else based on this letter of undertaking.

We are aware and consent to that breach of any undertaking herein grants the Bank a cause to set the credit for immediate repayment.

Sincerely yours,

Source of Sound Ltd.

[Signature + stamp: Source of Sound Ltd. / 19 Yad Haruzim Netanya / Tel: 09-8658370]

[Signature]